UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2014

POWER REIT

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

000-54560

(Commission File Number)

45-3116572

(IRS Employer Identification No.)

301 Winding Road

Old Bethpage, NY 11804

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (212) 750-0373

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On January 23, 2014, Power REIT filed a final prospectus supplement to its previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-180693). Pursuant to the final prospectus supplement, Power REIT intends to issue, from time to time, up to 175,000 shares of 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share (the “Series A Preferred Stock”).

The updated legal and tax opinions of Leech Tishman Fuscaldo & Lampl, LLC relating to the Series A Preferred Stock, as well as the accompanying consents, are attached as Exhibits 5.1 and 8.1 respectively, to this Current Report on Form 8-K. In addition, attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K are a letter that Power REIT intends to provide to certain prospective investors in connection with its offering of the Series A Preferred Stock, and the subscription form to be used by investors purchasing shares of the Series A Preferred Stock.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Ex. No.	Description
5.1	Legal opinion and consent of Leech Tishman Fuscaldo & Lampl, LLC
8.1	Tax opinion and consent of Leech Tishman Fuscaldo & Lampl, LLC
99.1	Letter to certain prospective investors in the Series A Preferred Stock
99.2	Subscription form to be used by investors purchasing shares of the Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER REIT

Date: January 23, 2014	By	/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary & Treasurer

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